UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 2, 2011

Date of Report (Date of earliest event reported)

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34747	20-3898239
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

915 DeGuigne Drive P.O. Box 3453 Sunnyvale, California 94088-3453 (Address of principal executive offices) (Zip Code)

(408) 962-2500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On November 2, 2011, the Board of Directors of Spansion Inc. (the “Company”) approved a workforce reduction of approximately 750 employees, or approximately 20%, of the Company’s workforce, which includes closing the Company’s Kuala Lumpur, Malaysia facility by the end of the first quarter of fiscal 2012. Approximately 610 of the 750 employees are currently employed at the Kuala Lumpur facility. The Company expects these actions to increase test and assembly efficiencies through consolidation of its facilities.

The Company estimates that the workforce reduction and closing of the Kuala Lumpur facility will result in cash and non-cash charges of approximately $30 million to $56 million, of which approximately $24 million is expected to be cash, from the fourth quarter of fiscal 2011 through the third quarter of fiscal 2012. Of the expected cash charges, approximately $14 million is associated with one-time termination benefits, approximately $5 million is associated with contract termination costs and approximately $5 million is associated with the expense of facility asset transfers.

[Signature Page Follows]

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 2, 2011	SPANSION INC.

	By:	/s/ Randy W. Furr
	Name:	Randy W. Furr
	Title:	Executive Vice President and Chief Financial Officer